EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Amendment No. 3 to Form SB-2, Registration Statement under the Securities Act of 1933, as amended, of Signet International Holdings, Inc. (a Delaware corporation) (File No. 333-134665) of our Report of Independent Certified Public Accountants dated March 20, 2006 related to the consolidated balance sheets of Signet International Holdings, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive loss, consolidated changes in shareholders' deficit and consolidated statements of cash flows for each of the years ended December 31, 2005 and 2004 and for the period from October 17, 2003 (date of inception) through December 31, 2005, respectively. which accompany the appropriate financial statements contained in such Amendment No. 3 to Form SB-2, Registration Statement under the Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA
Dallas, Texas
October 27, 2006